Exhibit 4.2

CONTEXTLOGIC INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

March 18, 2019

i

3.5	Notices	23

3.6	Expenses	24

3.7	Entire Agreement; Amendments and Waivers	24

3.8	Severability	25

3.9	Aggregation of Stock	25

3.10	Additional Investors	25

3.11	Dispute Resolution	25

3.12	Acknowledgment	26

3.13	Delays or Omissions	26

3.14	Specific Enforcement	26

3.15	Effect on Prior Agreement	26

ii

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 18th day of March 2019, by and among CONTEXTLOGIC INC., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors”.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), the Company’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), the Company’s Series D Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), the Company’s Series E Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock”), the Company’s Series F Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), the Company’s Series G Preferred Stock, par value $0.0001 per share (the “Series G Preferred Stock”) and/or the Company’s shares of common stock, par value $0.0001 per share (“Common Stock”), issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to that certain Amended and Restated Investors’ Rights Agreement dated as of September 26, 2017 by and among the Company and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the holders of a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement);

WHEREAS, the Existing Investors as holders of a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain Investors are parties to that certain Series H Preferred Stock Purchase Agreement, dated as of the date hereof (as it may be amended from time to time), by and among the Company and certain of the Investors (the “Series H Agreement”), which provides that as a condition to the closing of the sale of the Series H Preferred Stock, par value $0.0001 per share (the “Series H Preferred Stock” and collectively with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock, the “Preferred Stock”), this Agreement must be executed and delivered by such Investors, Existing Investors holding a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement), and the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Agreement:

(a) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) The term “Act” means the Securities Act of 1933, as amended.

(c) The term “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such person and any venture capital fund or other investment entity now or hereafter existing that is controlled by one or more general partners, managing members or managers of, or is under common investment management with, such Person; provided, however, that (i) each Wellington Investor shall be deemed to be an “Affiliate” of each other Wellington Investor, and (ii) an entity that is an “Affiliate” of a Wellington Investor shall not be deemed to be an “Affiliate” of any other Wellington Investor unless such entity is a Wellington Investor (and, for the avoidance of doubt, an “Affiliate” of such entity shall not be deemed an “Affiliate” of any Wellington Investor solely by virtue of being an “Affiliate” of such entity). For the avoidance of doubt, with respect to The Founders Fund V, LP, “Affiliate” shall include Founders Fund, LLC; Founders Fund V Management LLC; The Founders Fund V, LP; The Founders Fund V Principals Fund, LP; and The Founders Fund V Entrepreneurs Fund, LP; Lembas IV (or, in the alternative, one (1) similar Founders Fund investment vehicle); Founders Fund VI Management LLC; The Founders Fund VI, LP; The Founders Fund VI Principals Fund, LP; and The Founders Fund VI Entrepreneurs Fund, LP; Peter Thiel, up to three (3) Founders Fund employee investment vehicles, or any partner or affiliate of any Permitted Founders Fund Entity, or any retirement accounts held on behalf of any such partner.

(d) The term “Board” means the Company’s Board of Directors, as constituted from time to time.

(e) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(g) The term “General Atlantic” means General Atlantic (WI), L.P. or any of its Affiliates or permitted transferees that hold Registrable Securities.

(h) The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

(i) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(j) The term “Minimum Valuation” means $8,750,000,000.

(k) The term “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(l) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(m) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) any Common Stock acquired after the date of this Agreement in a secondary acquisition approved by the Board where the Board specifically references this Subsection (m)(ii) in its approval and states that such shares shall be Registrable Securities, and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) or (ii) above, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which his rights under this Section 1 are not assigned. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(n) The term “Requisite Parties” means (i) the holders of a majority of the voting power of outstanding Preferred Stock and shares of Common Stock issued upon conversion of the Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis), (ii) the holders of a majority of the outstanding shares of Series E Preferred Stock (voting as a separate series and on an as-converted basis), (iii) the Series F Requisite Holders, (iv) the Series G Requisite Holders and (v) the Series H Requisite Holders.

(o) The term “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

(p) The term “Rule 144” shall mean Rule 144 under the Act.

(q) The term “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 under the Act as it applies to Persons who have held shares for more than one (1) year.

(r) The term “Rule 405” shall mean Rule 405 under the Act.

(s) The term “SEC” shall mean the Securities and Exchange Commission.

(t) The term “Series F Requisite Holders” means:

(i) So long as Republic Technologies Pte. Ltd. owns at least 50% of the shares of Series F Preferred Stock originally issued to it, Republic Technologies Pte. Ltd.

(ii) In the event Republic Technologies Pte. Ltd. owns less than 50% of the shares of Series F Preferred Stock originally issued to it, the holders of a majority of the then outstanding shares of Series F Preferred Stock (voting as a separate series).

(u) The term “Series G New Investors” means Investors that, together with any of their respective Affiliates, did not purchase shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock from the Company.

(v) The term “Series G Requisite Holders” means

(i) So long as the Series G New Investors own at least 50% of the shares of Series G Preferred Stock originally issued to the Series G New Investors, (i) the holders of a majority of the then outstanding shares of Series G Preferred Stock held by the Series G New Investors and (ii) the holders of a majority of the then outstanding shares of Series G Preferred Stock (voting as a separate series).

(ii) In the event the Series G New Investors own less than 50% of the shares of Series G Preferred Stock originally issued to the Series G New Investors, the holders of a majority of the then outstanding shares of Series G Preferred Stock (voting as a separate series).

(w) The term “Series H Requisite Holders” means the holders of a majority of the then outstanding shares of Series H Preferred Stock (voting as a separate series and on an as-converted basis).

(x) The term “Wellington” means Wellington Management Company LLP and any successor or affiliated investment advisor or subadvisor thereof to the Wellington Investors.

(y) The term “Wellington Investors” means Investors, or permitted transferees of Registrable Securities held by Wellington Investors, that are advisory or subadvisory clients of Wellington.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) June 9, 2021 and (ii) one hundred eighty (180) days after the effective date of the Initial Offering, a written request from the Holders of fifty percent

(50%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price, before underwriting discounts, commissions and fees, of at least $15,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2, and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by those Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in writing that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 1.2, (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, (iii) a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, (iv) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (v) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership, limited liability company or corporation, the affiliated venture capital funds, partners, members, retired partners, retired members and stockholders of such Holder, or the estates and family members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

Registrations effected pursuant to this Section 1.3 shall not be counted as requests for registration effected pursuant to Section 1.2 of this Agreement.

1.4 Form S-3 Registration; Shelf Take-Downs. After the Initial Offering and after such time as the Company is eligible to register securities on Form S-3, the Company shall use commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form, including a registration statement covering the sale or distribution of Registrable Securities from time to time by the Holders on a delayed or continuous basis pursuant to Rule 415 of the Act (a “Shelf Registration”). In case the Company shall receive from the Holders of Registrable Securities with an aggregate value of at least $5,000,000 (for purposes of this Section 1.4, the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3, including a Shelf Registration, and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance or Underwritten Takedown or Shelf Take-Down, pursuant to this Section 1.4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration or Underwritten Takedown or Shelf Take-Down, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000;

(iii) if the Company shall furnish to all Holders requesting a registration statement or Underwritten Takedown or Shelf Take-Down pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement or Underwritten Takedown or Shelf Take-Down to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders or the receipt of the Shelf Offering Request, provided that such right shall be exercised by the Company not more than twice in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt that are also being registered);

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration or Underwritten Take-Down (not including Shelf Take-Downs that are not Underwritten Take-Downs) on Form S-3 pursuant to this Section 1.4;

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

(vi) if the Company, within thirty (30) days of receipt of the request of such S-3 Initiating Holders or the receipt of the Shelf Offering Request, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(vii) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 1.3 above, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective.

(c) If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting or intend for the registration to be a Shelf Registration, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.

(e) In the event that a Shelf Registration is effective, the Holders shall have the right at any time or from time to time, on no more than two (2) occasions per year, to elect to sell pursuant to an offering (including an underwritten offering (an “Underwritten Takedown”)) Registrable Securities available for sale pursuant to such Shelf Registration (“Shelf Registrable Securities”), so long as such Shelf Registration remains in effect and provided that the aggregate value of the offering is at least $5,000,000. The Holders shall make such election by delivering to the Company a written request (a “Shelf Offering Request”) for such offering specifying the number of Shelf Registrable Securities that such Holders desire to sell pursuant to such offering (the “Shelf Take-Down”). In the case of an Underwritten Takedown, as promptly as practicable, but no later than five (5) business days after receipt of a Shelf Offering Request, the Company shall give written notice (the “Shelf Offering Notice”) of such Shelf Offering Request to all other holders of Shelf Registrable Securities. The Company shall include in such offering the Shelf Registrable Securities of any other Holder that shall have made a written request to the Company for inclusion in such Shelf Take-Down (which request shall specify the maximum number of Shelf Registrable Securities intended to be sold by such Holder) within ten (10) days after the receipt of the Shelf Offering Notice. The Company shall, as expeditiously as possible (and in any event within ten (10) days after the receipt of a Shelf Offering Request, unless a longer period is agreed to by the Holders), use commercially reasonable efforts to facilitate such Shelf Take-Down. If the Holders request an Underwritten Takedown, then the Company shall have no obligation to effect such Underwritten Takedown if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) Underwritten Takedown pursuant to this Section 1.4. The Holders shall be permitted to sell Registrable Securities pursuant to the Shelf Take-Down for a period of thirty (30) days from the date of the prospectus supplement relating to such Shelf Take-Down.

(i) For any Shelf Take-Down that is conducted as an underwritten offering, the right of each Holder to have Registrable Securities included in a Shelf Take-Down shall be conditioned upon each Holder complying with the provisions of Section 1.2(b) hereof, as if such Shelf Take-Down were a registration pursuant to Section 1.2(a).

(ii) Shelf Take-Downs effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2 of this Agreement.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities or effect a Shelf Take-Down, the Company shall, as expeditiously as reasonably possible:

(a) in the case of effecting the registration of any Registrable Securities, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of such Registrable Securities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the SEC as announced from time to time, until the earlier of when (i) the Holders have sold all such Registrable Securities and (ii) such time as the registration statement expires;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and, in connection with any registration on Form S-3, use reasonable, diligent efforts to timely file all reports required under the 1934 Act in order to maintain the right to continue to use such Form S-3;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service of process in such jurisdiction;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(j) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(k) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if, in the good faith judgment of the Board, the Board determines that any such filing or the sale of any securities pursuant to such registration statement would:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii) materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates) other than through pre-existing trading plans pursuant to Rule 10b5-1 of the Exchange Act.

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities or Shelf Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities or to effect a Shelf Take-Down or an Underwritten Takedown.

1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $50,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or

Section 1.4 if the registration request or Shelf Offering Request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or included in a the Shelf Take-Down (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration or Shelf Take-Down), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 or in the case of a Shelf Take-Down, such Holders agree to forfeit their right to a Shelf Take-Down for one year and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 and 1.4.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the

Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this subsection 1.9(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if materially prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such material prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

No indemnifying party, in the defense of any such action or proceeding, shall, except with the consent of each indemnified party, consent to entry of judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action or proceeding.

(d) If the indemnification provided for in this Section 1.9 is held by a non-appealable order from a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 1.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 1.9(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise shall survive the termination of this Agreement.

1.10 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep adequate and current public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member, equityholder, retired member or equityholder of a Holder, (ii) is a Holder’s family member or trust established for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least fifty thousand (50,000) shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization), provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding a majority of the Registrable Securities then held by all Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included, or (b) to demand registration of their securities.

1.13 “Market Stand-Off” Agreement.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Company’s Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or to any shares purchased in the Initial Offering or in the secondary market following effectiveness of the registration statement relating to the Initial Offering, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, if the Company is not an “Emerging Growth Company” as defined under the Jumpstart Our Business Startups (JOBS) Act of 2012 at the time of its Initial Offering, and (i) during the last seventeen (17) days of the one hundred eighty (180)-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the one hundred eighty (180)-day restricted period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day period, the restrictions imposed by this Section 1.13 shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(b) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other Person subject to the restriction contained in this Section 1.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (including a Shelf Take-Down or an Underwritten Takedown) (a) after three (3) years following the consummation of the Initial Offering, (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) and (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 and without any limitations as to volume or manner of sale, or (c) after the consummation of a Liquidation Event, as that term is defined in the Restated Certificate. The Company shall be permitted to withdraw a Shelf Registration on the earlier to occur of the dates specified in clauses (a) and (b) in the previous sentence.

2. Covenants of the Company.

2.1 Delivery of Financial Statements.

(a) The Company shall, upon request, deliver to (i) each Investor (or transferee of an Investor) that holds at least 2,000,000 shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization), (ii) so long as the Wellington Investors collectively hold at least a majority of shares of Series G Preferred Stock originally acquired by the Wellington Investors, each Wellington Investor and (iii) so long as General Atlantic holds at least a majority of shares of Series H Preferred Stock acquired by General Atlantic at the Initial Closing (as such term is defined in the Series H Agreement), General Atlantic (each, a “Major Investor”):

(i) as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(ii) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, (A) an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (x) be subject to normal year-end audit adjustments and (y) not contain all notes thereto that may be required in accordance with GAAP) and (B) a statement detailing the gross merchandise value calculations for the trailing twelve-month period measured as of the last day of a calendar quarter;

(iii) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(iv) as soon as practicable, a capitalization table showing the fully-diluted capitalization of the Company and each holder of securities of the Company;

(v) such other information relating to the financial condition, business or corporate affairs of the Company or any subsidiary of the Company as any Major Investor may from time to time reasonably request (including, an annual budget and operating plans, monthly reports of key performance indicators (KPIs), and such other report prepared for the Company’s management and/or any Investors); provided, however, that the Company shall not be obligated under this subsection (v) or any other subsection of Section 2.1 to provide information that (A) it deems in good faith to be a trade secret or similar confidential information or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(b) If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

(c) Notwithstanding anything else in this Section 2.1 to the contrary, the Company may cease providing the information set forth in this Section 2.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

2.2 Inspection.

(a) The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s and its subsidiaries’ properties, to examine their books of account and records and to discuss the Company’s and its subsidiaries’ affairs, finances and accounts with their respective officers, all at such reasonable times as may be requested by the applicable Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that (A) it reasonably deems in good faith to be a trade secret or similar confidential information or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(b) Each Investor acknowledges and understands that, but for the waiver made herein, such Investor would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the General Corporation Law of Delaware (any and all such rights, and any and all such other rights of such Investor as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until the Initial Offering, each Investor hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver applies to the Inspection Rights of each Investor in such Investor’s capacity as a stockholder and shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights of an Investor under any written agreement with the Company.

2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public, (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, and (c) the consummation of a Liquidation Event, as that term is defined in the Restated Certificate.

2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, the term “Major Investor” includes any general partners and Affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”)

of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after such information is given to the Fully-Exercising Investors, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed Shares.

(c) If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any Person or Persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) (appropriately adjusted for any stock split, dividend, combination or other recapitalization) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Board, (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Act, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) the issuance of securities as consideration in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, which is approved by the Board, (v) the issuance and sale of Series H Preferred Stock and/or Common Stock pursuant to the Series H Agreement, (vi) the issuance of stock, warrants or other securities or rights to Persons or entities with which the Company has business relationships, provided such issuances are primarily for other than equity financing purposes, (vii) the issuance of stock, warrants or other securities or rights pursuant to any equipment leasing arrangement or debt financing arrangement, which arrangement is approved by the Board and is primarily for non-equity financing purposes or (viii) the issuance of securities that are specifically deemed not to be subject to the right of first offer in this Section 2.4 by the unanimous approval of the Board. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (A) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (B) such offering of Shares is otherwise being offered only to accredited investors.

(e) The rights provided in this Section 2.4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is an investment firm or vehicle may assign or transfer all or a portion of such rights to its general partners or Affiliates.

(f) The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the consummation of the earlier of (i) the Company’s sale of its Common Stock or other securities pursuant to Registration Statement under the Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) and (ii) a Liquidation Event, as that term is defined in the Restated Certificate.

2.5 Proprietary Information and Inventions Agreements. The Company shall, and shall cause its subsidiaries to, require all employees, officers and consultants with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement (in the case of employees and officers), or a Consulting Agreement (in the case of consultants), in each case in substantially the form approved by the Board.

2.6 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Restated Certificate, or elsewhere, as the case may be.

2.7 FCPA. The Company represents that it shall not, and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any Non-U.S. Official, in each case, in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010 (the “UK Bribery Act”) or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its subsidiaries and affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the UK Bribery Act or any other applicable anti-bribery or anti-corruption law.

2.8 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 2.8 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party has to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 2.8; (iii) to (A) any current or prospective Affiliate, partner, partner of a partner, member, stockholder, or wholly owned subsidiary of such Investor or (B) any prospective limited partner of an investment entity formed (or to be formed) after the date hereof that is an advisory or subadvisory client of Wellington, in each case, in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information and that such Person is bound by binding confidentiality obligations; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

2.9 Termination of Certain Covenants. The covenants set forth in Section 2.5 and 2.7 shall terminate and be of no further force or effect upon the consummation of the earlier of (a) the Company’s sale of its Common Stock or other securities pursuant to Registration Statement under the Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a transaction under Rule 145 of the Act) and (b) a Liquidation Event, as that term is defined in the Restated Certificate.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

3.3 Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile or electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day domestic delivery, with written verification of receipt or (e) three (3) days after deposit with an internationally recognized overnight courier, specifying next day international delivery, with written verification of receipt. All notices and other communications shall be sent to the Company at One Sansome Street, 40th Floor, San Francisco, CA 94111, Attention: CEO and to the other parties at the addresses set forth in the Company’s books and records (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement (except Section 1.1(g), Section 1.1(j), Section 1.1(n), Section 1.1(t), Section 1.1(u), Section 1.1(v), Section 1.1(w), Section 1.1(x) and Section 1.1(y), Section 2.1, Section 2.2, Section 2.3, and Section 2.4) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors holding a majority of the Registrable Securities. The provisions of Section 1.1(n) and this sentence may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Requisite Parties. The provisions of Section 1.1(t) may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Series F Requisite Holders. The provisions of Sections 1.1(u) and 1.1(v) may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Series G Requisite Holders. The provisions of Sections 1.1(m) and 1.1(w) and this sentence may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Series H Requisite Holders. The provisions of Section 1.1(j) and this sentence may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, the Series F Requisite Holders, the Series G Requisite Holders and the Series H Requisite Holders. The provisions of Section 2.1, Section 2.2, Section 2.3 and Section 2.4 and this sentence may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Major Investors holding a majority of the Registrable Securities then held by all of the Major Investors; provided that, notwithstanding any waiver of the provisions of Section 2.4 with respect to a particular offering, if any of the Major Investor actually purchases Shares in such offering, then each Major Investor that did not consent to such waiver shall be permitted to participate in such offering on a pro rata basis with respect to the securities that are allocated for purchase by the Major Investor and in accordance with the other provisions (including notice and election periods) set forth in Section 2.4. The provisions of Section 1.1(c) (as it relates to a Wellington Investor), Section 1.1(x), Section 1.1(y) and the definition of “Major Investor” in Section 2.1(a) (as it relates to a Wellington Investor) may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of such Wellington Investor. The provisions of Section 1.1(g), the definition of “Major Investor” in

Section 2.1(a) (as it relates to General Atlantic) and this sentence may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of General Atlantic. Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights or obligations of a Major Investor hereunder in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the other Major Investors hereunder, without also the written consent of such Major Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company.

3.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by a Holder’s Affiliates or affiliated entities (including affiliated venture capital funds or venture capital funds under common investment management) or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Additional Investors. Notwithstanding Section 3.7, no consent shall be necessary to add additional Investors as signatories to this Agreement, provided that such Investors have purchased Series H Preferred Stock pursuant to the subsequent closing provisions of Section 1.3 of the Series H Agreement.

3.11 Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (a) otherwise provided in this Agreement, or (b) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in San Francisco, California, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

3.12 Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital and/or private equity and other investing and therefore have general knowledge with respect to and review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement nor the receipt of confidential information shall preclude or in any way restrict the Investors from use of such general knowledge or investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

3.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

3.14 Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party hereto, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

3.15 Effect on Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and shall be of no further force or effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY

By:	/s/ Piotr Szulczewski
Piotr Szulczewski, CEO

Address:	1 Sansome St. 40th Floor
San Francisco, CA 94104

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

GGV CAPITAL IV L.P.

By:	GGV Capital IV L.L.C., its General Partner

By:	/s/ Hans Tung
Hans Tung, Managing Director

GGV CAPITAL IV ENTREPRENEURS FUND L.P.

By:	GGV Capital IV L.L.C., its General Partner

By:	/s/ Hans Tung
Hans Tung, Managing Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

GGV CAPITAL SELECT L.P.

By:	GGV Capital Select L.L.C., its General Partner

By: GGV Management, L.L.C., its Manager

By:	/s/ Hans Tung
Hans Tung, Manager

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

THE FOUNDERS FUND V, LP

By:	/s/ Brian Singerman

Name:	Brian Singerman

Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

THE FOUNDERS FUND V PRINCIPALS FUND, LP

By:	/s/ Brian Singerman

Name:	Brian Singerman

Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

THE FOUNDERS FUND V ENTREPRENEURS FUND, LP

By:	/s/ Brian Singerman

Name:	Brian Singerman

Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FORMATION8 PARTNERS FUND I, L.P.

By	Formation8 GP, LLC Its General Partner

By:	/s/ Joe Lonsdale
Name:	Joe Lonsdale
Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

CL SPV, L.P.

By	Eight Partners VC GP I, LLC Its General Partner

By:	/s/ Joe Lonsdale
Name:	Joe Lonsdale
Title:	Managing Member

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

HADLEY HARBOR MASTER INVESTORS (CAYMAN) II L.P.

By:	Wellington Management Company LLP, as investment adviser

By:	/s/ Emily D. Babalas
Name: Emily D. Babalas
Title: Managing Director and Counsel

Address for notice, which shall be set forth in the Company’s books and records:

Wellington Management Company LLP Legal and Compliance [Address]

With a copy (which shall not constitute notice) to:

WilmerHale LLP [Address]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

RAHUL RAVINDRA RAJ MEHTA AND PARUL MEHTA JTWROS

By:	/s/ Rahul Mehta
Name: Rahul Mehta
Title Managing Member

By:	/s/ Parul Jtwros
Name: Parul Jtwros
Title Managing Member

Address:	[Address]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

REDBYTE LIMITED

By:	/s/ Despoina Zinonos
Name:	Despoina Zinonos
Title:	Director

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

APOLETTO LIMITED

By:	/s/ Elena Azarenko
Name: Elena Azarenko
Title: Director

[Address]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

DST GLOBAL V, L.P.

By:	DST Managers Limited Its: General Partner

By:	/s/ Despoina Zinonos
Name: Despoina Zinonos
Title: Director

[Address]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

DST GLOBAL IV, L.P.

By:	DST Managers Limited Its: General Partner

By:	/s/ Despoina Zinonos
Name: Despoina Zinonos
Title: Director

[Address]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

DST GLOBAL IV CO-INVEST, L.P.

By:	DST Managers Limited Its: General Partner

By:	/s/ Despoina Zinonos
Name: Despoina Zinonos
Title: Director

[Address]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

DST TEAM FUND LIMITED

By:	/s/ Despoina Zinonos
Name: Despoina Zinonos
Title: Director

[Address]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

DST INVESTMENTS XI, L.P.

By:	DST Managers Limited Its: General Partner

By:	/s/ Despoina Zinonos
Name: Despoina Zinonos
Title: Director

[Address]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

DST INVESTMENTS XV, L.P.

By:	DST Managers V Limited Its: General Partner

By:	/s/ Despoina Zinonos
Name: Despoina Zinonos
Title: Director

[Address]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

DST INVESTMENTS XVI, L.P.

By:	DST Managers V Limited Its: General Partner

By:	/s/ Despoina Zinonos
Name: Despoina Zinonos
Title: Director

[Address]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

REPUBLIC TECHNOLOGIES PTE. LTD.

By:	/s/ Ang Peng Huat
Name:	Ang Peng Huat
Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR:

GENERAL ATLANTIC (WI), L.P.

By:	General Atlantic (SPV) GP, LLC, its general partner

By:	General Atlantic LLC, its sole member

By:	/s/ J. Frank Brown
Name:	J. Frank Brown
Title:	Managing Director

Address for notice, which shall be set forth in the Company’s books and records:

[Address]

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR CONTEXTLOGIC INC.